Newsletter Distribution Agreement

This agreement (“Agreement”) is made as of February 22, 2005 (“the Effective Date”) by and between the two companies below:

Leverage by Design, Inc. (LBD)

 and

   Public Company Management Corporation (the Company)

900 – 555 Burrard Street

   5570 El Camino Road

Vancouver, B.C. V7X 1M8

               Las Vegas, NV 89118

Tel. (604) 443-5041

               Tel. (702) 248-4798

Fax (604) 443-5042

               Fax (702) 920-8176

In consideration of the mutual covenants contained herein and on the terms and conditions set forth below, the Company and LBD agree as follows:

1.

Provision of Services:

LBD agrees to use best efforts in providing valuable services, as described herein, to the Company, to place at the disposal of the Company, as determined by LBD, its personnel, services, contacts and experience, and to consistently provide service to the Company as and for the term described herein, to:

a.

become familiar with the Company’s business plans, media kits, website, press releases and the filings with the U.S. Securities and Exchange Commission (SEC) as provided to LBD by the company in writing; and

b.

LBD will prepare and publish a 12-page investment newsletter focusing primarily on the Company.  LBD will distribute it under its own brand name to 500,000 investment newsletter subscribers.  The turnkey project includes the following: writing and editing the copy, designing the layout, creating an SEC compliance package, obtaining necessary investor databases and coordinating the logistical process (printing, database merge/purge, mailing).

2.

Compensation

Company and LBD agree to the following as the compensation or expense reimbursement for the performance of the services outlined above.

NO COMPENSATION: LBD publishes an independent, paid circulation newsletter.  The newsletter discussing the Company will be a sponsored advertisement for subscriptions.  In order to maintain our independence, LBD accepts no compensation from the Company.  Instead, LBD expects to generate new subscriber revenue, the amount of which is unknown at this time, to LBD’s newsletter through the distribution of the mailing piece described in this document.

Expense reimbursement: The Company will cover all expenses associated with the publication.  All expense must be pre-approved by the Company and either a) be paid directly to the corresponding service providers whenever logistically feasible, or b) to LBD. LBD estimates these expenses will be approximately $275,000 for approximately 500,000 copies.  However, the final cost will depend on various issues, including but not limited to the price of paper, printing costs, graphic design, bulk mail permit, business reply mail permit, mailbox fees, copies, overnight delivery charges, writing fees, databases rental charges and postage costs.  Both parties understand that the final costs and the final number of copies mailed may differ from the original estimate.  The printing company cannot guarantee an exact amount to be printed; therefore, the final number of printed newsletters may be slightly higher or lower.  Furthermore, since LBD will rent approximately 10 to 15 investment newsletter subscriber databases, that often have duplicate recipients which will be purged at the time newsletters are merged, the final number of available names may be caused to potentially differ from the original estimate.

3.

Liability of LBD:

In furnishing the Company the services, as herein provided, neither LBD, nor any officer, director or agent thereof, shall be liable to the Company for errors in judgment or for anything except willful malfeasance, reckless disregard or bad faith in the performance of its duties under this Agreement; but in all cases no liability will extend beyond LBD.  Company will indemnify and hold harmless LBD, and any related entity, officers, directors, affiliates, attorney, writer, graphic designer or any other agent retained by LBD against any liability, loss, claim, damage or expense resulting from from any violation of law or any regulation or any agreement by Company or action or inaction by Company, or misstatement of a material fact or omission of a material fact from information furnished by Company.

It is further understood and agreed that LBD (and others engaged by LBD) may rely upon the information furnished to LBD by the Company.  The Company represents, warrants and covenants that such information will be accurate and reliable in all material respects.  The Company and its affiliates represent, warrant and covenant that it or they shall not fail to disclose any material fact or information to LBD.  LBD shall not be liable for any loss suffered by the Company by reasons of the Company’s action or non-action on the basis of any advice, recommendation or approval of any persons, firms, LBD or its management, employees or agents or because of any of the services.  In no event shall any liability of LBD exceed the compensation (excluding reimbursed expenses) made by the Company to LBD.

It is also understood and agreed by both parties, that the Company will pre-approve in writing the distribution of the newsletter and must agree with the views, opinions or predictions of the newsletter.

4.

Status of LBD

LBD shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

5.

Term

The term of this agreement shall be four months from the Effective Date, or until all newsletters have been mailed out.

6.

Indemnification

The Company agrees to indemnify and hold harmless LBD, each of its officers, shareholders, directors, employees, contractors, lawyers, accountants and agents against any liability, loss, costs, expenses or damages, including but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any loss or injury (whether to body, property, personal or business, character or reputation or otherwise) sustained by any person or entity, or to any person, entity or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant of the Company or any of its agents, employees, or other representatives or affiliates arising out of, or in relation to, this Agreement, the services to be provided hereunder and any documents or materials provided to LBD in connection with this Agreement, unless LBD is found to have been negligent with respect to the services it provides under this agreement.  LBD agrees to indemnify and hold harmless the Company, each of its officers, shareholders, directors, employees, contractors, lawyers, accountants and agents against any liability, loss, costs, expenses or damages, including but not limited to, any and all expenses reasonably incurred due to the negligence of LBD.

7.

Confidentiality

The Company agrees to provide reasonable security measures to keep all information of or relating to LBD, confidential, though it may and should disclose this Agreement if and as required by law.  It is acknowledged by the parties that this agreement constitutes a material agreement for the Company and will be filed as an exhibit to the Company’s SEC filings.

8.

Representations

a.

Each party agrees that all actions, direct and indirect, taken by it and its respective agents, employees and affiliates in connection with the Agreement shall, by best efforts, conform to all applicable U.S. federal and state security laws, and the applicable rules and regulations of the SEC or any self-governing body and all other governmental agencies which may have jurisdiction over the party taking such actions.

b.

Neither LBD nor the Company shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement without the prior written consent of the other party.

c.

The Company understands and agrees that LBD makes no representations or warranties whatsoever regarding (i) the level or likelihood of success of LBD’s efforts, (ii) the completeness or accuracy of any services by LBD, or (iii) the results or impact of LBD’s performance of any of the services.

d.

The Company hereby releases LBD and all affiliated persons and firms including officers, directors, shareholders, agents, representatives and its lawyers and accountants, from any and all obligations and liabilities whatsoever to the Company except for the express obligations LBD under this Agreement.

e.

The Company represents that:  the Company shall supply LBD or any affiliate with material inside (non-public) information from time to time; the Company is not using LBD to provide any stock sale offer or solicitation nor market buy recommendation; the Company is a corporation duly organized, validly existing and in good requisite power and authority to enter into this Agreement and carry on its business as now conducted and as proposed to be done; the capital stock of the Company is authorized for issue, and issued, and the beneficial ownership of the shares of each class and series and of the securities in the Articles of Incorporation or Bylaws of the Company or any amendments to those documents in no way limits or effects this Agreement or is in contradiction to the terms hereof; all corporate action on the part of Company, its officers, directors and shareholders is legal; no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with this Agreement; and, there are no actions, suits, claims, investigations or legal or administrative proceedings pending to the best of the Company’s knowledge and belief, threatened against Company or its directors and officers, and there are no judgment, decrees or orders of any court, or government department, commission or agency entered or existing against the Company or its directors and officers or any of the Company’s assets and properties.

f.

LBD understands that it is illegal for LBD when in possession of confidential information to trade in the Company’s common stock or to provide other people with such confidential information or to recommend that those persons buy or sell the Company’s securities.

9.

Miscellaneous

a.

Gender.  Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

b.

Severability.  If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

c.

Further Cooperation.  From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purpose of this Agreement and to comply with any law.

d.

Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party.

e.

Expenses.  Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transaction contemplated hereby and in preparation thereof.

f.

Amendment.  This Agreement may only be amended or modified at any time, and from time to time in writing, executed by the parties hereto.

g.

Notices.  Any notice, communication, request, reply or advice (hereinafter severally and collectively called ‘Notice’) in this Agreement provided or permitted to be given, shall be made or be served by delivering same by facsimile or by delivering the same by hand-delivery service, such Notice shall be deemed given when so delivered.  For all purposes of Notice, the addresses of the parties shall be the last known addresses of the parties.

h.

Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

i.

Counterpart Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and may be signed by fax.

j.

Assignment. This Agreement is not assignable, without the written consent of the parties.

k.

Parties in Interest.  Provisions of this Agreement shall be and inure to the benefit of and be enforceable by the parties and their heirs, executors, administrators, other permitted successors and assignees, if any.

l.

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter herein and supersedes all prior agreements and understandings.

m.

Construction.  This Agreement shall be governed by the laws of British Columbia.  The parties agree and acknowledge that each party has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply with respect to this Agreement given the parties have mutually negotiated and drafted this Agreement.

n.

Independent Legal Counsel.  The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation of this Agreement, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Agreement, each party who has not retained independent legal counsel acknowledges having waived such right.

The parties have caused this Agreement to be signed by their respective officers or representatives duly authorized the day and year first written above.

Public Company Management Corporation

/s/ Stephen Brock

Leverage by Design, Inc.

/s/ Kent Campbell